Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2023 FINANCIAL RESULTS

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $164 Million, $0.72 Per Diluted Share; Full-Year 2023 GAAP Net Income Attributable to Common Stock of $564 Million, $2.41 Per Diluted Share
Full-Year 2023 Private Education Loan Originations of $6.4 Billion,
Up 7% From Year-Ago Period
Fourth-Quarter 2023 Private Education Loan Net Charge-offs of 2.43%,
Down From 3.15% in Year-Ago Period
Impacting Earnings Per Share for the Fourth-Quarter and Full-Year 2023 Was the Non-Cash Charge of $56 Million to Write Down the Nitro Trade Name and Trademarks
Board of Directors Approves New $650 Million Share Repurchase Program

NEWARK, Del., Jan. 24, 2024 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2023 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call today, Jan. 24, 2024, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and year and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website. A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.

###

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@SallieMae.com

Sallie Mae Reports Fourth-Quarter and Full-Year 2023 Financial Results

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $164 Million, $0.72 Per Diluted Share; Full-Year 2023 GAAP Net Income Attributable to Common Stock
of $564 Million, $2.41 Per Diluted Share
Full-Year 2023 Private Education Loan Originations of $6.4 Billion, Up 7% From Year-Ago Period
Fourth-Quarter 2023 Private Education Loan Net Charge-offs of 2.43%,
Down From 3.15% in Year-Ago Period
Impacting Earnings Per Share for the Fourth-Quarter and Full-Year 2023 Was the Non-Cash Charge of $56 Million to Write Down the Nitro Trade Name and Trademarks
Board of Directors Approves New $650 Million Share Repurchase Program

“We continue to execute on our strategic priorities while delivering strong results. We meaningfully grew originations in 2023 and full-year credit performance was in line with our expectations. We also remain committed to shareholder return in 2024. All of which, we believe, aligns with our evolved investment thesis, and positions us well for future success.”

Jonathan Witter, CEO, Sallie Mae

Fourth-Quarter 2023 Highlights vs. Fourth-Quarter 2022 Highlights

Core Business Strategy Results:
•GAAP net income of $168 million, up 319%.
•Net interest income of $386 million, up 1%.
•Net interest margin of 5.37%, unchanged from the year-ago period.
•Private education loan originations of $839 million, up 2%.
•Average private education loans outstanding of $21.1 billion, up 4%.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $16 million, compared with a provision of $297 million.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.90%, up from 3.77%.
•Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.43%, down from 3.15%.
•Total operating expenses of $143 million, up from $138 million.

Progress on our Balance Sheet and Capital Allocation:
•Repurchased 6 million shares of common stock under share repurchase program in the fourth quarter of 2023, compared with 10 million shares of common stock repurchased in the year-ago period.
•Paid fourth-quarter common stock dividend of $0.11 per share, unchanged from the fourth quarter of 2022.

Investor Contact: Melissa Bronaugh, 571-526-2455 melissa.bronaugh@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

The following are significant items or events that occurred in the fourth quarter of 2023 or early in the first quarter of 2024:

Provisions for Credit Losses and Credit Performance
    Provision for credit losses in the fourth quarter of 2023 was $16 million, compared with $297 million in the year-ago quarter. The net decrease in the provision for credit losses was driven by a number of factors, including a $69 million negative provision recorded as a result of the $1.1 billion private education loan sale during the fourth quarter of 2023, which was offset by new loan commitments, net of expired commitments, slower prepayment rates, management overlays, and changes in economic outlook. In the year-ago period, the provision for credit losses was primarily affected by new loan commitments, slower prepayment speeds, model changes, environmental factors, expectation of higher future losses related to the previously announced credit administration practices changes, and previously disclosed staffing and operational issues.

Private education loans held-for-investment net charge-offs were $93 million for the quarter ended December 31, 2023, down from $116 million in the year-ago period. Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.43% for the quarter ended December 31, 2023, down from 3.15% for the year-ago period.

Progress on Balance Sheet and Capital Allocation
    Loan Sales

In the fourth quarter of 2023, the company recognized a gain of $36 million from the sale of approximately $1.1 billion of its private education loans, including approximately $970 million in principal and approximately $82 million in capitalized interest, to an unaffiliated third party. The transaction qualified for sale treatment and removed the balance of the loans from the company’s balance sheet on the settlement date. The company will continue to service these loans pursuant to the terms of the applicable transaction documents.

 Share Repurchases

In the fourth quarter of 2023, the company repurchased 6 million shares of its common stock at a total cost of $92 million, or an average purchase price of $15.43 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase program.

From Jan. 1, 2020 through Dec. 31, 2023, the company repurchased 209 million shares of common stock under its repurchase programs, which represents a 50% reduction in the total number of shares outstanding on Jan. 1, 2020. The full-year 2023 repurchases were 22 million shares at an average purchase price of $15.64 per share, which is a 9% decrease in shares outstanding since the beginning of 2023. There was $236 million of capacity remaining under the 2022 Share Repurchase Program at Dec. 31, 2023.

2024 Share Repurchase Program*
   The company has been authorized to repurchase up to $650 million in common stock under a new share repurchase program (the “2024 Share Repurchase Program”), which becomes effective on Jan. 26, 2024 and expires on Feb. 6, 2026. Any capacity remaining unused under the company’s 2022 Share Repurchase Program on Jan. 25, 2024 will expire on that date pursuant to the terms of the 2022 Share Repurchase Program. Under the 2024 Share Repurchase Program, repurchases may occur from time to time and through a variety of methods, including open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, tender offers, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of the 2024 Share Repurchase Program or at all.

Impairment of Acquired Intangible Assets
  In connection with a decision to discontinue the use of the Nitro trade name and trademarks, the company recorded a non-cash pre-tax charge of $56 million. These intangible assets had a 10-year useful life that would have increased annual expenses going forward by approximately $7 million per year until 2031. As the company has integrated Nitro and begun to test its programs and strategies under the Sallie and Sallie Mae brands, it has seen performance meaningfully better using Sallie and Sallie Mae names and platforms. The company believes that continuing to build on the Sallie and Sallie Mae platforms will accelerate growth.

The following provides guidance on the company’s expected performance in 2024.

Guidance*
   For 2024, the company expects the following:
•Full-year diluted Non-GAAP “Core Earnings” per common share of $2.60 - $2.70.**
•Full-year Private Education Loan originations year-over-year growth of 7% - 8%.
•Full-year total loan portfolio net charge-offs of $340 million - $370 million, or 2.2% - 2.4% of average loans in repayment.
•Full-year non-interest expenses of $635 million - $655 million.

* See page 6 for a cautionary note regarding forward-looking statements.
** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 10 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly and Full-Year Financial Highlights

	Q4 2023	Q3 2023	Q4 2022	2023	2022
Income Statement ($ millions)
Total interest income	$669	$652	$584	$2,592	$2,032
Total interest expense	283	268	202	1,030	543
Net interest income	386	385	381	1,562	1,489
Less: provisions for credit losses	16	198	297	345	633
Total non-interest income (loss)	57	24	(41)	247	335
Total non-interest expenses	202	170	140	685	559
Income tax expense (benefit)	57	11	(19)	197	162
Net income (loss)	168	29	(77)	581	469
Preferred stock dividends	5	5	3	18	9
Net income (loss) attributable to common stock	164	25	(81)	564	460
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	—	—	—
Non-GAAP “Core Earnings” net income (loss) attributable to common stock(1)	$164	$25	$(81)	$564	$460

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,772	$20,348	$19,020	$19,772	$19,020
FFELP Loans held for investment, net	534	551	607	534	607
Deposits	21,653	21,551	21,448	21,653	21,448
-Brokered	10,275	10,376	9,877	10,275	9,877
-Retail and other	11,378	11,175	11,571	11,378	11,571

Key Performance Metrics
Net interest margin	5.37%	5.43%	5.37%	5.50%	5.31%
Yield - Total interest-earning assets	9.30%	9.21%	8.21%	9.13%	7.24%
Private Education Loans	11.02%	10.96%	10.12%	10.86%	9.14%
Cost of Funds	4.17%	4.00%	3.00%	3.85%	2.05%
Return on Assets (“ROA”)(2)	2.3%	0.4%	(1.1)%	2.0%	1.6%
Non-GAAP “Core Earnings” ROA(3)	2.3%	0.4%	(1.1)%	2.0%	1.6%
Return on Common Equity (“ROCE”)(4)	40.2%	6.3%	(18.8)%	35.8%	25.4%
Non-GAAP “Core Earnings” ROCE(5)	40.2%	6.3%	(18.8)%	35.8%	25.4%

Per Common Share
GAAP diluted earnings (loss) per common share	$0.72	$0.11	$(0.33)	$2.41	$1.76
Non-GAAP “Core Earnings” diluted earnings (loss) per common share(1)	$0.72	$0.11	$(0.33)	$2.41	$1.76
Average common and common equivalent shares outstanding (millions)	227	229	245	234	262

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2024 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, (dollars in thousands, except share and per share amounts)	2023	2022
Assets
Cash and cash equivalents	$4,149,838	$4,616,117
Investments:
Trading investments at fair value (cost of $43,412 and $47,554, respectively )	54,481	55,903
Available-for-sale investments at fair value (cost of $2,563,984 and $2,554,332, respectively)	2,411,622	2,342,089
Other investments	91,567	94,716
Total investments	2,557,670	2,492,708
Loans held for investment (net of allowance for losses of $1,339,772 and $1,357,075, respectively)	20,306,357	19,626,868
Loans held for sale	—	29,448
Restricted cash	149,669	156,719
Other interest-earning assets	9,229	11,162
Accrued interest receivable	1,379,904	1,202,059
Premises and equipment, net	129,501	140,728
Goodwill and acquired intangible assets, net	68,711	118,273
Income taxes receivable, net	366,247	380,058
Tax indemnification receivable	—	2,816
Other assets	52,342	34,073
Total assets	$29,169,468	$28,811,029

Liabilities
Deposits	$21,653,188	$21,448,071
Long-term borrowings	5,227,512	5,235,114
Other liabilities	407,971	400,874
Total liabilities	27,288,671	27,084,059
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 438.2 million and 435.1 million shares issued, respectively	87,647	87,025
Additional paid-in capital	1,148,689	1,109,072
Accumulated other comprehensive loss (net of tax benefit of $(24,176) and $(30,160), respectively)	(75,104)	(93,870)
Retained earnings	3,624,859	3,163,640
Total SLM Corporation stockholders’ equity before treasury stock	5,037,161	4,516,937
Less: Common stock held in treasury at cost: 217.9 million and 194.4 million shares, respectively	(3,156,364)	(2,789,967)
Total equity	1,880,797	1,726,970
Total liabilities and equity	$29,169,468	$28,811,029

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Interest income:
Loans	$595,537	$527,143	$2,327,743	$1,914,554
Investments	14,174	11,052	50,810	35,304
Cash and cash equivalents	58,839	45,405	213,750	81,722
Total interest income	668,550	583,600	2,592,303	2,031,580
Interest expense:
Deposits	223,206	153,441	808,065	368,914
Interest expense on short-term borrowings	3,608	3,054	13,501	11,956
Interest expense on long-term borrowings	55,850	45,674	208,524	161,929
Total interest expense	282,664	202,169	1,030,090	542,799
Net interest income	385,886	381,431	1,562,213	1,488,781
Less: provisions for credit losses	15,599	297,260	345,463	633,453
Net interest income after provisions for credit losses	370,287	84,171	1,216,750	855,328
Non-interest income (loss):
Gains on sales of loans, net	35,550	2,894	160,290	327,750
Gains (losses) on securities, net	690	(58,245)	2,678	(60,267)
Losses on derivatives and hedging activities, net	—	—	—	(5)
Other income	20,873	14,708	84,148	67,160
Total non-interest income (loss)	57,113	(40,643)	247,116	334,638
Non-interest expenses:
Operating expenses:
Compensation and benefits	77,095	67,359	326,554	270,354
FDIC assessment fees	12,103	9,438	45,766	20,939
Other operating expenses	53,903	60,965	246,886	260,169
Total operating expenses	143,101	137,762	619,206	551,462
Acquired intangible assets impairment and amortization expense	59,013	2,301	66,364	7,779
Total non-interest expenses	202,114	140,063	685,570	559,241
Income (loss) before income tax expense (benefit)	225,286	(96,535)	778,296	630,725
Income tax expense (benefit)	56,843	(19,492)	196,905	161,711
Net income (loss)	168,443	(77,043)	581,391	469,014
Preferred stock dividends	4,726	3,466	17,705	9,029
Net income (loss) attributable to SLM Corporation common stock	$163,717	$(80,509)	$563,686	$459,985
Basic earnings (loss) per common share	$0.73	$(0.33)	$2.44	$1.78
Average common shares outstanding	223,224	244,615	231,411	258,439
Diluted earnings (loss) per common share	$0.72	$(0.33)	$2.41	$1.76
Average common and common equivalent shares outstanding	226,552	244,615	234,063	261,503
Declared dividends per common share	$0.11	$0.11	$0.44	$0.44

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$168,443	$(77,043)	$581,391	$469,014
Other comprehensive income (loss):
Unrealized gains (losses) on investments	55,847	3,773	59,205	(194,157)
Unrealized gains (losses) on cash flow hedges	(21,266)	(4,517)	(34,457)	93,731
Total unrealized gains (losses)	34,581	(744)	24,748	(100,426)
Income tax (expense) benefit	(8,370)	351	(5,982)	24,453
Other comprehensive income (loss), net of tax (expense) benefit	26,211	(393)	18,766	(75,973)
Total comprehensive income (loss)	$194,654	$(77,436)	$600,157	$393,041

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income (loss)	$168,443	$(77,043)	$581,391	$469,014
Preferred stock dividends	4,726	3,466	17,705	9,029
GAAP net income (loss) attributable to SLM Corporation common stock	$163,717	$(80,509)	$563,686	$459,985

Adjustments:
Net impact of derivative accounting(1)	—	—	—	248
Net tax expense(2)	—	—	—	60
Total non-GAAP “Core Earnings” adjustments to GAAP	—	—	—	188
Non-GAAP “Core Earnings” (loss) attributable to SLM Corporation common stock	$163,717	$(80,509)	$563,686	$460,173

GAAP diluted earnings (loss) per common share	$0.72	$(0.33)	$2.41	$1.76
Derivative adjustments, net of tax	—	—	—	—
Non-GAAP “Core Earnings” diluted earnings (loss) per common share	$0.72	$(0.33)	$2.41	$1.76
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank, where the derivative instruments are held.

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2023		2022		2023		2022
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$21,060,947	11.02%	$20,254,373	10.12%	$21,039,701	10.86%	$20,576,737	9.14%
FFELP Loans	546,892	7.46	628,187	6.03	574,218	7.19	662,194	4.62
Credit Cards	—	—	29,521	7.54	11,096	14.02	28,547	5.10
Taxable securities	2,556,037	2.20	2,380,810	1.84	2,543,586	2.00	2,509,215	1.41
Cash and other short-term investments	4,351,285	5.38	4,898,994	3.69	4,215,164	5.09	4,284,442	1.93
Total interest-earning assets	28,515,161	9.30%	28,191,885	8.21%	28,383,765	9.13%	28,061,135	7.24%
Non-interest-earning assets	390,422		629,678		301,749		605,447

Total assets	$28,905,583		$28,821,563		$28,685,514		$28,666,582

Average Liabilities and Equity
Brokered deposits	$10,286,204	3.68%	$10,044,571	2.75%	$9,803,802	3.29%	$9,871,787	1.95%
Retail and other deposits	11,222,652	4.76	11,293,695	3.10	11,605,215	4.40	11,109,675	1.65
Other interest-bearing liabilities(1)	5,407,513	3.85	5,420,742	3.24	5,366,365	3.66	5,517,489	3.03
Total interest-bearing liabilities	26,916,369	4.17%	26,759,008	3.00%	26,775,382	3.85%	26,498,951	2.05%
Non-interest-bearing liabilities	121,754		111,315		83,895		107,611
Equity	1,867,460		1,951,240		1,826,237		2,060,020
Total liabilities and equity	$28,905,583		$28,821,563		$28,685,514		$28,666,582

Net interest margin		5.37%		5.37%		5.50%		5.31%

(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings (Loss) per Common Share
Basic earnings (loss) per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Numerator:
Net income (loss)	$168,443	$(77,043)	$581,391	$469,014
Preferred stock dividends	4,726	3,466	17,705	9,029
Net income (loss) attributable to SLM Corporation common stock	$163,717	$(80,509)	$563,686	$459,985
Denominator:
Weighted average shares used to compute basic EPS	223,224	244,615	231,411	258,439
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	3,328	—	2,652	3,064
Weighted average shares used to compute diluted EPS	226,552	244,615	234,063	261,503

Basic earnings (loss) per common share	$0.73	$(0.33)	$2.44	$1.78

Diluted earnings (loss) per common share	$0.72	$(0.33)	$2.41	$1.76

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For the quarter and year ended December 31, 2023, securities covering approximately 1 million and 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive. For the quarter and year ended December 31, 2022, securities covering approximately 5 million and 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Credit Losses Metrics

Quarter Ended December 31, 2023 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for Credit Losses
Beginning balance	$4,816	$1,411,232	$1,416,048
Transfer from unfunded commitment liability(1)	—	41,849	41,849
Provisions:
Provision for current period	(1)	43,488	43,487
Loan sale reduction to provision	—	(68,852)	(68,852)
Total provisions(2)	(1)	(25,364)	(25,365)
Net charge-offs:
Charge-offs	(148)	(105,595)	(105,743)
Recoveries	—	12,983	12,983
Net charge-offs	(148)	(92,612)	(92,760)
Ending Balance	$4,667	$1,335,105	$1,339,772
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$4,667	$1,335,105	$1,339,772
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$537,401	$21,025,844	$21,563,245
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$1,203,357	$1,203,357
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.14%	2.43%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized(5)	0.87%	6.01%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)(5)	1.15%	8.43%
Allowance coverage of net charge-offs (annualized)	7.88	3.60
Ending total loans, gross	$537,401	$21,025,844
Average loans in repayment(3)	$410,698	$15,240,331
Ending loans in repayment(3)	$406,568	$15,409,814
Accrued interest to be capitalized on loans in repayment(4)	$—	$435,807

(1)  See “Unfunded Loan Commitments” on page 17 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Quarter Ended December 31, 2023 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$(25,364)
Provisions for unfunded loan commitments	40,964
Total Private Education Loan provisions for credit losses	15,600
Other impacts to the provisions for credit losses:
FFELP Loans	(1)
Total	(1)
Provisions for credit losses reported in consolidated statements of income	$15,599
(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).
(5) Accrued interest to be capitalized on Private Education Loans only.

Quarter Ended December 31, 2022 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$3,811	$1,190,427	$—	$1,194,238
Transfer from unfunded commitment liability(1)	—	40,719	—	40,719
Provisions:
Provision for current period	(130)	241,781	666	242,317
Loan sale reduction to provision	—	(2,906)	—	(2,906)
Total provisions(2)	(130)	238,875	666	239,411
Net charge-offs:
Charge-offs	(237)	(127,717)	(666)	(128,620)
Recoveries	—	11,327	—	11,327
Net charge-offs	(237)	(116,390)	(666)	(117,293)
Ending Balance	$3,444	$1,353,631	$—	$1,357,075
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$3,444	$1,353,631	$—	$1,357,075
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$609,050	$20,303,688	$—	$20,912,738
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$936,837	$—	$936,837
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.20%	3.15%	—%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized(5)	0.57%	6.37%	—%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)(5)	0.76%	8.76%	—%
Allowance coverage of net charge-offs (annualized)	3.63	2.91	—
Ending total loans, gross	$609,050	$20,303,688	$—
Average loans in repayment(3)	$472,495	$14,788,127	$—
Ending loans in repayment(3)	$453,915	$15,129,550	$—
Accrued interest to be capitalized on loans in repayment(4)	$—	$324,384	$—

(1)     See “Unfunded Loan Commitments” on page 17 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Quarter Ended December 31, 2022 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$238,875
Provisions for unfunded loan commitments	57,849
Total Private Education Loan provisions for credit losses	296,724
Other impacts to the provisions for credit losses:
FFELP Loans	(130)
Credit Cards	666
Total	536
Provisions for credit losses reported in consolidated statements of income	$297,260
(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).
(5) Accrued interest to be capitalized on Private Education Loans only.

Year Ended December 31, 2023 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for Credit Losses
Beginning balance	$3,444	$1,353,631	$1,357,075
Transfer from unfunded commitment liability(1)	—	320,237	320,237
Provisions:
Provision for current period	2,224	240,347	242,571
Loan sale reduction to provision	—	(205,383)	(205,383)
Total provisions(2)	2,224	34,964	37,188
Net charge-offs:
Charge-offs	(1,001)	(420,095)	(421,096)
Recoveries	—	46,368	46,368
Net charge-offs	(1,001)	(373,727)	(374,728)
Ending Balance	$4,667	$1,335,105	$1,339,772
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$4,667	$1,335,105	$1,339,772
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$537,401	$21,025,844	$21,563,245
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$1,203,357	$1,203,357
Net charge-offs as a percentage of average loans in repayment(3)	0.23%	2.44%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized(5)	0.87%	6.01%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)(5)	1.15%	8.43%
Allowance coverage of net charge-offs	4.66	3.57
Ending total loans, gross	$537,401	$21,025,844
Average loans in repayment(3)	$433,225	$15,310,934
Ending loans in repayment(3)	$406,568	$15,409,814
Accrued interest to be capitalized on loans in repayment(4)	$—	$435,807
(1) See “Unfunded Loan Commitments” on page 17 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Year Ended December 31, 2023 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$34,964
Provisions for unfunded loan commitments	308,275
Total Private Education Loan provisions for credit losses	343,239
Other impacts to the provisions for credit losses:
FFELP Loans	2,224
Total	2,224
Provisions for credit losses reported in consolidated statements of income	$345,463
(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).
(5) Accrued interest to be capitalized on Private Education Loans only.

Year Ended December 31, 2022 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,077	$1,158,977	$2,281	$1,165,335
Transfer from unfunded commitment liability(1)	—	344,310	—	344,310
Provisions:
Provision for current period	(20)	410,254	3,301	413,535
Loan sale reduction to provision	—	(174,231)	—	(174,231)
Loans transferred to held-for-sale	—	—	(2,372)	(2,372)
Total provisions(2)	(20)	236,023	929	236,932
Net charge-offs:
Charge-offs	(613)	(427,416)	(3,215)	(431,244)
Recoveries	—	41,737	5	41,742
Net charge-offs	(613)	(385,679)	(3,210)	(389,502)
Ending Balance	$3,444	$1,353,631	$—	$1,357,075
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$3,444	$1,353,631	$—	$1,357,075
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$609,050	$20,303,688	$—	$20,912,738
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$936,837	$—	$936,837
Net charge-offs as a percentage of average loans in repayment(3)	0.12%	2.55%	—%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized(5)	0.57%	6.37%	—%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)(5)	0.76%	8.76%	—%
Allowance coverage of net charge-offs	5.62	3.51	—
Ending total loans, gross	$609,050	$20,303,688	$—
Average loans in repayment(3)	$517,139	$15,103,123	$—
Ending loans in repayment(3)	$453,915	$15,129,550	$—
Accrued interest to be capitalized on loans in repayment(4)	$—	$324,384	$—
(1) See “Unfunded Loan Commitments” on page 17 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Year Ended December 31, 2022 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$236,023
Provisions for unfunded loan commitments	396,521
Total Private Education Loan provisions for credit losses	632,544
Other impacts to the provisions for credit losses:
FFELP Loans	(20)
Credit Cards	929
Total	909
Provisions for credit losses reported in consolidated statements of income	$633,453
(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).
(5) Accrued interest to be capitalized on Private Education Loans only.

Unfunded Loan Commitments

	2023		2022
Quarters Ended December 31, (dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$113,847	$2,369,887	$107,794	$2,216,926
Provisions/New commitments - net(1)	40,964	690,385	57,849	596,676
Transfer - funded loans(2)	(41,849)	(839,195)	(40,719)	(817,794)
Ending Balance	$112,962	$2,221,077	$124,924	$1,995,808

	2023		2022
Years Ended December 31, (dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$124,924	$1,995,808	$72,713	$1,776,976
Provisions/New commitments - net(1)	308,275	6,602,803	396,521	6,180,805
Transfer - funded loans(2)	(320,237)	(6,377,534)	(344,310)	(5,961,973)
Ending Balance	$112,962	$2,221,077	$124,924	$1,995,808

(1) Net of expirations of commitments unused. Also includes incremental provision for new commitments and changes to provision for existing commitments.
(2) When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded loan commitments) is transferred to the allowance for credit losses.

Private Education Loans Held for Investment - Key Credit Quality Indicators

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	Credit Quality Indicators
	2023		2022
	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$18,291,994	87%	$17,689,003	87%
Without cosigner	2,733,850	13	2,614,685	13
Total	$21,025,844	100%	$20,303,688	100%

FICO at Original Approval(2):
Less than 670	$1,640,463	8%	$1,553,602	8%
670-699	3,122,407	15	3,038,659	15
700-749	6,749,628	32	6,591,619	32
Greater than or equal to 750	9,513,346	45	9,119,808	45
Total	$21,025,844	100%	$20,303,688	100%

FICO-Refreshed(2)(3):
Less than 670	$2,738,066	13%	$2,363,090	12%
670-699	2,589,805	12	2,437,243	12
700-749	5,965,882	28	5,915,687	29
Greater than or equal to 750	9,732,091	47	9,587,668	47
Total	$21,025,844	100%	$20,303,688	100%

Seasoning(4):
1-12 payments	$4,482,002	21%	$4,460,121	22%
13-24 payments	3,696,870	18	3,550,854	18
25-36 payments	2,305,944	11	2,239,312	11
37-48 payments	1,557,809	7	1,684,452	8
More than 48 payments	3,691,228	18	3,473,896	17
Not yet in repayment	5,291,991	25	4,895,053	24
Total	$21,025,844	100%	$20,303,688	100%

(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the respective fourth-quarter.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include those loans while they are in forbearance).

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	2023		2022
	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$5,291,991		$4,895,053
Loans in forbearance(2)	324,039		279,085
Loans in repayment and percentage of each status:
Loans current	14,809,271	96.1%	14,559,347	96.2%
Loans delinquent 30-59 days(3)	298,751	1.9	287,308	1.9
Loans delinquent 60-89 days(3)	151,017	1.0	147,505	1.0
Loans 90 days or greater past due(3)	150,775	1.0	135,390	0.9
Total Private Education Loans in repayment	15,409,814	100.0%	15,129,550	100.0%
Total Private Education Loans, gross	21,025,844		20,303,688
Private Education Loans deferred origination costs and unamortized premium/(discount)	81,554		69,656
Total Private Education Loans	21,107,398		20,373,344
Private Education Loans allowance for losses	(1,335,105)		(1,353,631)
Private Education Loans, net	$19,772,293		$19,019,713
Percentage of Private Education Loans in repayment		73.3%		74.5%
Delinquencies as a percentage of Private Education Loans in repayment		3.9%		3.8%
Loans in forbearance as a percentage of Private Education Loans in repayment and forbearance		2.1%		1.8%
(1)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(2)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
(3)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

As of December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,997,092	$57	$3,997,149
Grace, repayment and other(2)	17,028,752	537,344	17,566,096
Total, gross	21,025,844	537,401	21,563,245
Deferred origination costs and unamortized premium/(discount)	81,554	1,330	82,884
Allowance for credit losses	(1,335,105)	(4,667)	(1,339,772)
Total loans held for investment portfolio, net	$19,772,293	$534,064	$20,306,357

% of total	97%	3%	100%

As of December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,659,323	$57	$3,659,380
Grace, repayment and other(2)	16,644,365	608,993	17,253,358
Total, gross	20,303,688	609,050	20,912,738
Deferred origination costs and unamortized premium/(discount)	69,656	1,549	71,205
Allowance for credit losses	(1,353,631)	(3,444)	(1,357,075)
Total loans held for investment portfolio, net	$19,019,713	$607,155	$19,626,868

% of total	97%	3%	100%
(1)      Loans for customers still attending school and who are not yet required to make payments on the loans.

(2)     Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Average Loans Held for Investment Balances (net of unamortized premium/(discount))

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2023		2022		2023		2022
Private Education Loans	$21,060,947	97%	$20,254,373	97%	$21,039,701	97%	$20,576,737	97%
FFELP Loans	546,892	3	628,187	3	574,218	3	662,194	3
Total portfolio	$21,607,839	100%	$20,882,560	100%	$21,613,919	100%	$21,238,931	100%

Loans Held for Investment, Net — Activity

Quarter Ended December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$20,348,308	$550,873	$20,899,181
Acquisitions and originations:
Fixed-rate	814,414	—	814,414
Variable-rate	37,661	—	37,661
Total acquisitions and originations	852,075	—	852,075
Capitalized interest and deferred origination cost premium amortization	258,362	5,712	264,074
Sales	(973,671)	—	(973,671)
Loan consolidations to third parties	(244,233)	(9,822)	(254,055)
Allowance	76,126	149	76,275
Repayments and other	(544,674)	(12,848)	(557,522)
Ending balance	$19,772,293	$534,064	$20,306,357

Quarter Ended December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$18,980,852	$641,450	$19,622,302
Acquisitions and originations:
Fixed-rate	660,899	—	660,899
Variable-rate	166,107	—	166,107
Total acquisitions and originations	827,006	—	827,006
Capitalized interest and deferred origination cost premium amortization	247,425	5,933	253,358
Sales	(50,544)	—	(50,544)
Loan consolidations to third parties	(258,314)	(27,649)	(285,963)
Allowance	(163,204)	367	(162,837)
Repayments and other	(563,508)	(12,946)	(576,454)
Ending balance	$19,019,713	$607,155	$19,626,868

Year Ended December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$19,019,713	$607,155	$19,626,868
Acquisitions and originations:
Fixed-rate	5,760,434	—	5,760,434
Variable-rate	665,987	—	665,987
Total acquisitions and originations	6,426,421	—	6,426,421
Capitalized interest and deferred origination cost premium amortization	597,480	22,584	620,064
Sales	(2,938,616)	—	(2,938,616)
Loan consolidations to third parties	(975,889)	(32,855)	(1,008,744)
Allowance	18,526	(1,223)	17,303
Repayments and other	(2,375,342)	(61,597)	(2,436,939)
Ending balance	$19,772,293	$534,064	$20,306,357

Year Ended December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment, net
Beginning balance	$19,625,374	$692,954	$22,955	$20,341,283
Acquisitions and originations:
Fixed-rate	4,189,269	—	—	4,189,269
Variable-rate	1,809,301	—	82,819	1,892,120
Total acquisitions and originations	5,998,570	—	82,819	6,081,389
Capitalized interest and deferred origination cost premium amortization	550,474	24,642	(195)	574,921
Sales	(3,136,302)	—	—	(3,136,302)
Loan consolidations to third parties	(1,384,950)	(61,529)	—	(1,446,479)
Allowance	(194,654)	633	2,281	(191,740)
Transfer to loans held-for-sale	—	—	(28,905)	(28,905)
Repayments and other	(2,438,799)	(49,545)	(78,955)	(2,567,299)
Ending balance	$19,019,713	$607,155	$—	$19,626,868

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

Quarters Ended December 31, (dollars in thousands)	2023	%	2022	%
Smart Option - interest only(1)	$142,181	17%	$150,762	19%
Smart Option - fixed pay(1)	283,715	34	270,918	33
Smart Option - deferred(1)	326,057	39	305,442	37
Graduate Loan(2)	87,360	10	92,070	11
Parent Loan(3)	—	—	76	—
Total Private Education Loan originations	$839,313	100%	$819,268	100%

Percentage of loans with a cosigner	84.2%		82.3%
Average FICO at approval(4)	750		747

Years Ended December 31, (dollars in thousands)	2023	%	2022	%
Smart Option - interest only(1)	$1,166,442	18%	$1,146,365	19%
Smart Option - fixed pay(1)	2,121,112	33	1,950,048	33
Smart Option - deferred(1)	2,584,545	41	2,330,719	39
Graduate Loan(2)	511,193	8	516,877	8
Parent Loan(3)	38	—	30,515	1
Total Private Education Loan originations	$6,383,330	100%	$5,974,524	100%

Percentage of loans with a cosigner	87.5%		86.0%
Average FICO at approval(4)	748		747

(1) Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2022 Form 10-K for a further discussion.
(2) For the quarter ended December 31, 2023, the Graduate Loan originations include $4.9 million of Smart Option Loans where the student was in a graduate status. For the quarter ended December 31, 2022, the Graduate Loan originations include $0.1 million of Parent Loans and $4.6 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2023, the Graduate Loan originations include $29.4 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2022, the Graduate Loan originations include $1.8 million of Parent Loans and $29.1 million of Smart Option Loans where the student was in a graduate status.
(3) In December 2021, we discontinued offering our Parent Loan product. Applications for those loans received before the offering termination date were processed, and final disbursements under those loans occurred in February 2023.
(4) Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	2023		2022
As of December 31, (dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$10,258,292	4.85%	$10,977,242	3.75%
Savings	945,000	4.35	982,586	3.15
Certificates of deposit	10,448,365	3.69	9,486,819	2.57
Deposits - interest bearing	$21,651,657		$21,446,647
        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

Under regulations issued by the FDIC and other federal banking agencies, banking organizations that adopted CECL during the 2020 calendar year, including the Bank, could elect to delay for two years, and then phase in over the following three years, the effects on regulatory capital of CECL relative to the incurred loss methodology. The Bank elected to use this option. Therefore, the regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ending January 1, 2022. On January 1, 2022, 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes. On January 1, 2023, an additional 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes. On January 1 of 2024 and 2025, the adjusted transition amounts will continue to be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year. The Bank’s January 1, 2020 CECL transition amounts increased our allowance for credit losses by $1.1 billion, increased the liability representing our off-balance sheet exposure for unfunded commitments by $116 million, and increased our deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. This transition adjustment was inclusive of qualitative adjustments incorporated into our CECL allowance as necessary, to address any limitations in the models used.
At December 31, 2023, the adjusted transition amounts that were deferred and are being phased in for regulatory capital purposes are as follows:

	Adjusted Transition Amounts	Phase-In Amounts for the Year Ended	Phase-In Amounts for the Year Ended	Remaining Adjusted Transition Amounts to be Phased-In
(Dollars in thousands)	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2023

Retained earnings	$836,351	$(209,088)	$(209,088)	$418,175
Allowance for credit losses	1,038,145	(259,536)	(259,536)	519,073
Liability for unfunded commitments	104,377	(26,094)	(26,094)	52,189
Deferred tax asset	306,171	(76,542)	(76,542)	153,087

The Bank’s required and actual regulatory capital amounts and ratios under U.S. Basel III are shown in the following table. The following capital amounts and ratios are based upon the Bank’s average assets and risk-weighted assets, as indicated. The Bank has elected to exclude accumulated other comprehensive income related to both available-for-sale investments and swap valuations from Common Equity Tier 1 Capital. At December 31, 2023 and December 31, 2022, the unrealized loss on available-for-sale investments included in other comprehensive income totaled $115 million and $160 million, net of tax of $37 million and $52 million, respectively. The capital ratios would remain above the U.S. Basel III well capitalized thresholds if the unrealized loss became fully recognized into capital.

(Dollars in thousands)	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
	Amount	Ratio	Amount		Ratio
As of December 31, 2023(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,019,973	12.3%	$1,719,621	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,019,973	12.3%	$2,088,111	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,334,140	13.6%	$2,579,432	>	10.5%
Tier 1 Capital (to Average Assets)	$3,019,973	10.2%	$1,184,213	>	4.0%

As of December 31, 2022(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,040,662	12.9%	$1,645,807	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,040,662	12.9%	$1,998,480	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,338,645	14.2%	$2,468,711	>	10.5%
Tier 1 Capital (to Average Assets)	$3,040,662	10.3%	$1,185,280	>	4.0%

(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.
(2)    The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.
(3)    For December 31, 2023 and 2022, the actual amounts and the actual ratios include the respective adjusted transition amounts discussed above that were phased in at the beginning of 2023 and 2022.